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                [Letterhead of Jaffe, Raitt, Heuer & Weiss, P.C.]





                                  July 27, 1999



McClain Industries, Inc.
6200 Elmridge Road
Sterling Heights, Michigan 48310


         RE: MCCLAIN INDUSTRIES, INC. REGISTRATION STATEMENT ON FORM S-8 1999 RETAINER STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

Gentlemen:

         We have acted as counsel to McClain Industries, Inc. (the "Company"), a Michigan corporation, in connection with the registration by the Company of up to 100,000 shares (the "Shares") of Common Stock, no par value, to be issued and sold by the Company from time to time pursuant to the McClain Industries, Inc. 1999 Retainer Stock Plan for Non-Employee Directors, as described in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (together with all amendments thereto, the "Registration Statement"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares.

         We do not purport to be experts on or to express any opinion in this letter concerning any law other than the laws of the State of Michigan, and this opinion is qualified accordingly. This opinion is limited to matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. In rendering the opinion contained in this letter, we have assumed without investigation that the information supplied to us by the Company is accurate and complete.

         Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized, and upon the issuance and sale thereof in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.


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            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement.

                                                 Very truly yours,

                                            JAFFE, RAITT, HEUER & WEISS
                                              Professional Corporation

                                       /s/ Jaffe, Raitt, Heuer & Weiss, P.C.
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